                                                          Exhibit 28.1
                                AMENDMENT NO. 1           Page 1 of 6

                                       TO

                              AMENDED AND RESTATED
                     REVOLVING CREDIT AND SECURITY AGREEMENT


           THIS AMENDMENT NO. 1 ("Amendment") is entered into as of February 27, 1994, by and among GENERAL DATACOMM INDUSTRIES,
 INC., GENERAL DATACOMM, INC., GDC NAUGATUCK, INC., DATACOMM
 SERVICE CORPORATION, GDC REALTY, INC., GENERAL DATACOMM INTERNATIONAL CORP., and GENERAL DATACOMM SYSTEMS, INC., (each a "Borrower" and jointly and severally, "Borrowers"), THE BANK OF NEW YORK ("BNY"), IBJ SCHRODER BANK & TRUST COMPANY ("IBJS") and BNY as agent for Lenders (as defined below) (in such capacity, "Agent").

                                   BACKGROUND

        Borrowers have entered into an Amended and Restated
 Revolving Credit and Security Agreement dated as of November 30, 1993 with BNY, IBJS and the various financial institutions which hereafter become a party thereto (each a "Lender" and collectively, "Lenders") and Agent (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which certain financial accommodations are provided to Borrowers.

       Borrowers have requested that Agent and Lenders amend various financial covenants under the existing credit facility and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

       NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and each Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan
 Agreement.

       2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                                                          Exhibit 28.1
                                                          Page 2 of 6

        (a) The following defined term in Section 1.2 of the Loan Agreement is hereby amended in its entirety to provide as follows:

       "Tangible Net Worth" at a particular date shall mean Net Worth at such date minus the goodwill of GDC and its Subsidiaries on a consolidated basis at such date as determined in accordance with GAAP as of the Closing Date minus all other intangible assets of GDC and its Subsidiaries on a consolidated basis at such date as determined in accordance with GAAP as of the Closing Date, plus software license fees associated with CrossComm Corporation.

        (b) Section 6.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

      "6.5. Tangible Net Worth. Cause to be maintained at the end of each fiscal quarter a Tangible Net Worth in an amount not less than the amount set opposite such fiscal quarter end below:

                FISCAL                            MINIMUM TANGIBLE
                QUARTER ENDING                       NET WORTH

             March 31, 1994                $35,500,000
             June 30, 1994                 $33,500,000
             September 30, 1994            $36,000,000
             December 31, 1994 and         the sum of (i) the minimum
             at the end of each            Tangible Net Worth required
             fiscal quarter                at the end of the immediately
             thereafter                    preceding fiscal quarter
                                           plus (ii) the product of
                                           (x) 50% times (y) Net Income
                                           (if positive) during the
                                           fiscal quarter then ended
                                           (excluding net additions to
                                           capitalized software) plus
                                           (iii) the product of (x) 50%
                                           times (y) the sum of additional
                                           cash equity contributed
                                           to GDC (excluding stock
                                           options and stock purchase
                                           plan payments) and the amount
                                           of subordinated debt proceeds
                                           received by GDC and its
                                           Subsidiaries on a consolidated
                                           basis during such fiscal
                                           quarter."

                                                          Exhibit 28.1
                                                          Page 3 of 6

        (c) Section 6.6 of the Loan Agreement is hereby amended in its entirety to provide as follows:

       "6.6. Total Liabilities to Tangible Net Worth. Cause to be maintained as of the end of each fiscal quarter a ratio of Total
 Liabilities to Tangible Net Worth of not greater than the ratio set opposite such fiscal quarter end below:

                                             RATIO OF TOTAL LIABILITIES
                FISCAL QUARTER END             TO TANGIBLE NET WORTH

                March 31, 1994                       2.50 to 1.0
                June 30, 1994                        2.90 to 1.0
                September 30, 1994                   2.80 to 1.0
                December 31, 1994                    2.75 to 1.0
                March 31, 1995                       2.70 to 1.0
                June 30, 1995                        2.50 to 1.0
                September 30, 1995 and               2.30 to 1.0"
                at the end of each fiscal
                quarter thereafter

             (d) Section 6.8 of the Loan Agreement is hereby amended in its entirety to provide as follows:

             "6.8. Current Ratio. Cause to be maintained as of the end of each fiscal quarter a ratio of Current Assets to Current Liabilities of not less than 1.25 to 1.0."

             (e) Section 6.9 of the Loan Agreement is hereby amended in its entirety to provide as follows:

             "6.9. Working Capital. Cause to be maintained as of the end of each fiscal quarter Working Capital in an amount not less than the amount set opposite such fiscal quarter end below:

                    FISCAL
                QUARTER ENDING             MINIMUM WORKING CAPITAL

                March 31, 1994                  $21,000,000
                June 30, 1994                   $20,000,000
                September 30, 1994 and          $21,000,000"
                at the end of each fiscal
                quarter thereafter

                                                          Exhibit 28.1
                                                          Page 4 of 6

        3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) six (6) copies of this Amendment executed by Borrowers, and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be reasonably required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

        4. Consents. Subject to the satisfaction of the conditions set forth in Section 3 hereof and notwithstanding the provisions of Section 7.12 of the Loan Agreement, Agent and Lenders hereby agree and consent that GDC may form the following Subsidiaries:

     (i) a Subsidiary in Germany to be known as General DataComm
     Industries GmbH and (ii) a Subsidiary in Russia to be known as General DataComm CIS.

       5. Representations and Warranties. Borrower hereby represents and warrants as follows:

      (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower, are enforceable against each Borrower in accordance with their respective terms and have been approved by the Board of Directors of each Borrower.

      (b) No Event of Default has occurred and is continuing, or would exist after giving effect to this Amendment.

      (c) Each Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

        6. Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

             (b)  Except as specifically amended herein, the Loan
 Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

             (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 4 hereof, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the

                                                          Exhibit 28.1
                                                          Page 5 of 6

   Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

       7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

       8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

       9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

             IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first written above.

                                 GENERAL DATACOMM INDUSTRIES, INC.
                                 GENERAL DATACOMM, INC.
                                 GDC NAUGATUCK, INC.
                                 DATACOMM SERVICE CORPORATION
                                 GDC REALTY, INC.
                                 GENERAL DATACOMM INTERNATIONAL CORP.
                                 GENERAL DATACOMM SYSTEMS, INC.


                                 By:________________________________
                                      William S. Lawrence, the Vice-
                                      President of each of the foregoing
                                      corporations

                                 1579 Straits Turnpike
                                 Middlebury, Connecticut 06762-1299


                                 THE BANK OF NEW YORK, as Lender

                                 By:_______________________________
                                 Name: ____________________________
                                 Title:____________________________

                                 123 Main Street
                                 White Plains, New York 10602

                                                          Exhibit 28.1
                                                          Page 6 of 6

                                 IBJ SCHRODER BANK & TRUST COMPANY,
                                 as Lender

                                 By:_______________________________
                                 Name: ____________________________
                                 Title:____________________________

                                 One State Street
                                 New York, New York  10004


                                 THE BANK OF NEW YORK, as Agent


                                 By:_______________________________
                                 Name:_____________________________